Exhibit 10


Excerpt from Board of Directors resolution dated January 11, 2006 to amend the salary of Stephen Nevitt.


     RESOLVED, that effective January 11, 2006, Mr. Nevitt's annual rate of pay is increased from $225,000 to $300,000, with no other changes to his employment agreement.